                                                                     EXHIBIT 4.7

                                   _____ MONTH

               NONNEGOTIABLE SUBORDINATED TERM NOTE, SERIES 2005
                           FNB FINANCIAL SERVICES, LP
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803

      Date of Authentication ___________________     No. __________________

      FOR VALUE RECEIVED, FNB FINANCIAL SERVICES, LP (the "Issuer") hereby promises to pay the principal amount of ________________________________________________________________________ Dollars
($___________________________) ________ calendar months after the date of issue to

Name    _____________________________________
                                                  Soc. Sec. or E.I.   No. Stated Maturity
        _____________________________________

Address _____________________________________     ____________        ___________________

        _____________________________________

(the "Holder"), in the manner provided for on the reverse side hereof. This Nonnegotiable Subordinated Term Note shall bear interest on the unpaid principal amount hereof from the date of issue until paid at the rate of _________________________________________________________ percent (___%) per annum, such interest to be payable as set forth below.

      By acceptance of this Nonnegotiable Subordinated Term Note, the Holder agrees that its rights and remedies against the Issuer and the Guarantor with respect to their obligations hereon and under the Guaranty shall be and remain subordinate to the extent and in the manner set forth on the reverse side hereof. This Nonnegotiable Subordinated Term Note is subject to redemption prior to maturity. Interest adjustment and certain other terms are set forth on the reverse side hereof.

      To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under this Security and the Indenture when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor has unconditionally guaranteed such obligations, on a subordinated basis, pursuant to the terms of the Guaranty.

      Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Nonnegotiable Subordinated Term Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Terms 3- or 6-Months                   Terms 9- thru 120-Months

                                                                                AUTHENTICATION CERTIFICATE: This Nonnegotiable
                                                                                Subordinated Term Note is one of the Securities
                                                                                of the series designated herein referred to in
Interest at the above rate will be     Interest at the above rate will be       the within-mentioned Indenture.
__________ Paid Monthly                __________ Paid Monthly

__________ Paid at Maturity            __________ Paid Quarterly                        By: Authenticating Agent
                                                                                ___________________________________________________
                                       __________ Compounded Quarterly                  Authorized Officer

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
(FDIC) OR ANY GOVERNMENT AGENCY.

    ATTEST:                              FNB FINANCIAL SERVICES, LP

                                         By: Regency Consumer Financial Services
                                             Inc., its General Partner

By: _________________________________    By: ___________________________________
             Secretary                                   President

                                [Reverse of Note]

      This Nonnegotiable Subordinated Term Note, Series 2005 is one of a duly authorized issue of securities of the Issuer (each a "Security" and, together, the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January ___, 2005 (herein called the "Indenture"), by and among the Issuer, F.N.B. Corporation, as Guarantor, and J.P. Morgan Trust Company, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, issued, authenticated and delivered.

      Upon, and during the continuance of any Event of Default, then, and in any such event, the principal of the Securities of this series may be declared immediately due and payable in the manner and with the effect provided in the Indenture.

      PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Security shall be made in lawful money of the United States at any office of Regency Finance Company, the Issuer's agent, or at such other place as the Issuer may designate to the Holder in writing ("Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment hereof at maturity or earlier redemption (in whole), this Security shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the principal amount hereof at maturity or earlier redemption.

      This Security will be automatically extended for successive terms, equal in duration to the original term hereof, at the rate(s) of interest then in effect for Securities of comparable maturity unless, prior to maturity, the Issuer receives notification of the Holder's election to have the Issuer redeem this Security. All of the terms and conditions applicable to this Security when issued will also apply during each period of extension.

      OPTIONAL REDEMPTION BY ISSUER. The Securities of this series are subject to redemption upon not less than 30 days' notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the Redemption Date, but any interest installment, which is due and payable on or prior to such Redemption Date, will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, all as provided in the Indenture. Each partial redemption payment shall either be made ratably on all the Outstanding Securities of such series called for redemption, by lot or in any other equitable fashion.

      REDEMPTION PRIOR TO MATURITY BY HOLDER. The Holder shall have the right, at its option, to have the Issuer redeem this Security in whole or in part at any time prior to maturity; provided, however, that the Issuer may require the Holder to give the Issuer no less than 30 days' prior written notice by U.S. registered mail of a redemption demanded by the Holder, which notice shall specify the principal amount of the Security to be redeemed and the redemption date. Upon such redemption, the Holder shall forfeit, regardless of the length of time that this Security has been Outstanding, an amount equal to (i) three months of interest earned, or that could have been earned, if this Security has a term of 12 months or less, (ii) six months of interest earned, or that could have been earned, if this Security has a term of between 15 and 30 months, inclusive, or (iii) nine months of interest earned, or that could have been earned, if this Security has a term in excess of 30 months, in each case calculated on the amount redeemed at the rate being paid on this Security. Where necessary to comply with the requirements of this paragraph, any interest already paid to or for the account of the Holder shall be deducted from the amount redeemed. Holders shall also have the right to have the Issuer make partial redemptions prior to maturity; provided, however, that a minimum outstanding principal amount of $500 is maintained. The above-mentioned forfeitures shall be calculated only upon the amount so redeemed. This Security may be redeemed before maturity without forfeiture upon the death of the Holder of this Security or when the Holder of this Security is determined to be legally incompetent by a court or other administrative body of competent jurisdiction.

      In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      ASSIGNMENT. As provided in the Indenture and subject to certain limitations set forth herein and therein, this Security shall not be transferable except by endorsement and delivery by the Holder, or his duly authorized representative at the Place of Payment referred to above and, upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. The Issuer may require payment of a service charge along with a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes. If this Security is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

      SUBORDINATION. The indebtedness evidenced by this Security is subordinate to the prior payment when due of the principal of and interest on all Senior Indebtedness (as such term is defined below). Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of this Security or the Securities. During the continuance of any default in payment of principal of or interest or sinking fund on any Senior Indebtedness, or any other event of default with respect to Senior Indebtedness pursuant to which the holders thereof have accelerated the maturity thereof, no direct or indirect payment may be made or agreed to be made by the Issuer or the Guarantor on or in respect of this Security or the Guaranty. Upon any distribution of assets of the Issuer or the Guarantor in any dissolution, winding up, liquidation or reorganization, payment of the principal of and interest on this Security will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. The Indenture does not limit the Issuer's or the Guarantor's ability to increase the amount of Senior Indebtedness or to incur any additional indebtedness in the future that may affect the Issuer's or the Guarantor's ability to make payments under this Security or the Guaranty. Except as described above, the obligation of the Issuer or the Guarantor to make payment of principal or interest on this Security or the Guaranty will not be affected. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Issuer and the Guarantor may recover more, ratably, than Holders of the Securities.

      "Senior Indebtedness" means Indebtedness of the Issuer or the Guarantor outstanding at any time, other than Indebtedness of the Issuer or the Guarantor to each other or to a Subsidiary for money borrowed or advanced from the other or from any such Subsidiary, or Indebtedness which by its terms is not superior in right of payment to the Securities, provided, however, that for purposes of clarity, the obligations of the Guarantor under the Guaranty with respect to the Indebtedness represented by the Securities shall be pari passu with the Indebtedness of the Guarantor under that certain Indenture, dated as of May 15, 1992, as amended, between the Guarantor and J.P. Morgan Trust Company, National Association, successor trustee to Northern Central Bank, as trustee. "Indebtedness" means (1) any debt of the Issuer or the Guarantor (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any debt of others described in the preceding clause (1) which the Issuer or the Guarantor has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding of any such debt.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in lieu hereof, whether or not notation of such consent or waiver is made Security.

      The Securities of this series are issuable only in registered form without coupons in any denomination; provided, however, that the minimum denomination shall be $500.

      All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                       3